UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2011

IDLE MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-156069	26-2818699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

216 Centre Avenue, Leesport, PA	19533
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 671-2241

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 24, 2011, the Board of Directors of the Registrant determined that the previously filed financial statements for the fiscal years ended September 30, 2010 and 2009 included in the Form 8-K filed on May 24, 2010 and in the Form 10-K filed in January 13, 2011, and for the fiscal quarters ended December 31, 2010 and June 30, 2010 included in its quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission should not be relied upon.

The Registrant is undertaking a review of accounting matters relating to the fiscal years ended September 30, 2010 and 2009, and for the fiscal quarters ended December 31, 2010 and June 30, 2010 to identify errors that may require accounting adjustments.  The Registrant cannot state at this time a description of errors that may require accounting adjustments until further review. The Registrant cannot state the time when the full review will be complete or when fiscal years ended September 30, 2010 and 2009, and fiscal quarters December 31, 2010 and June 30, 2010 results will be announced, and intends to provide appropriate updates on this matter as soon as practicable.

The Registrant’s Board of Directors discussed the matters described in this Item 4.02 with its independent registered public accounting firms.

The Registrant intends to file an amended Form 10-K with restated financial statements for the fiscal years ended September 30, 2010 and 2009 and amended Form 10-Q with restated financial statements for the fiscal quarters December 31, 2010 and June 30, 2010 as soon as practicable to correct the errors once identified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IDLE MEDIA, INC.

By: /s/ Marcus Frasier
Marcus Frasier, Chief Executive Officer

Date: February 28, 2011